Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS OCTOBER TRAFFIC
     TEMPE, Ariz., Nov. 3, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported October and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 1.9 billion, down 4.8 percent from October 2005. Capacity was 2.4 billion available seat miles (ASMs), down 5.4 percent from October 2005. The passenger load factor for October was 77.7 percent versus 77.3 percent in October 2005.
     For US Airways mainline operated flights, RPMs for October 2006 were 3.1 billion, an increase of 4.6 percent from October 2005. Capacity was 4 billion ASMs, up 1.9 percent from October 2005. The passenger load factor for the month of October was 76.8 percent versus 74.8 percent in October 2005.
     “As a result of the new Transportation Security Administration carry-on guidelines, business travel appears to have recovered to prior levels, which led to consolidated October passenger revenue per available seat mile (PRASM) improvement of more than 10 percent on a year-over-year basis,” said US Airways President Scott Kirby.
     Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines and Piedmont Airlines will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
     The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express October and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change
REVENUE PSGR MILES (000)	5,155,536	5,205,049	-1.0
Domestic	4,309,668	4,329,934	-0.5
International	845,868	875,115	-3.3

AVAILABLE SEAT MILES (000)	6,723,242	6,945,315	-3.2
Domestic	5,592,974	5,800,098	-3.6
International	1,130,268	1,145,217	-1.3

LOAD FACTOR (%)	76.7	74.9	1.8	PTS
ENPLANEMENTS	5,442,719	5,627,141	-3.3

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	53,297,148	56,873,821	-6.3
Domestic	43,799,175	47,054,433	-6.9
International	9,497,973	9,819,388	-3.3

AVAILABLE SEAT MILES (000)	67,784,387	74,296,757	-8.8
Domestic	55,434,593	61,787,129	-10.3
International	12,349,794	12,509,628	-1.3

LOAD FACTOR (%)	78.6	76.5	2.1	PTS
ENPLANEMENTS	55,345,503	60,958,144	-9.2

America West

	2006	2005	% Change
REVENUE PSGR MILES (000)	1,871,449	1,966,160	-4.8
Domestic	1,834,070	1,911,339	-4.0
International	37,379	54,821	-31.8

AVAILABLE SEAT MILES (000)	2,407,093	2,544,205	-5.4
Domestic	2,354,891	2,471,128	-4.7
International	52,202	73,077	-28.6

LOAD FACTOR (%)	77.7	77.3	0.4	PTS
ENPLANEMENTS	1,707,263	1,808,590	-5.6

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	19,810,112	20,356,366	-2.7
Domestic	19,192,222	19,593,994	-2.1
International	617,890	762,372	-19.0

AVAILABLE SEAT MILES (000)	24,753,811	25,476,222	-2.8
Domestic	23,966,682	24,484,272	-2.1
International	787,129	991,950	-20.6

LOAD FACTOR (%)	80.0	79.9	0.1	PTS
ENPLANEMENTS	17,806,680	18,534,086	-3.9

US Airways Mainline

	2006	2005	% Change
REVENUE PSGR MILES (000)	3,076,413	2,940,056	4.6
Domestic	2,267,924	2,119,762	7.0
International	808,489	820,294	-1.4

AVAILABLE SEAT MILES (000)	4,005,494	3,932,678	1.9
Domestic	2,927,428	2,860,538	2.3
International	1,078,066	1,072,140	0.6

LOAD FACTOR (%)	76.8	74.8	2.0	PTS
ENPLANEMENTS	3,016,205	2,996,049	0.7

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	31,191,488	33,569,245	-7.1
Domestic	22,311,405	24,512,229	-9.0
International	8,880,083	9,057,016	-2.0

AVAILABLE SEAT MILES (000)	39,679,214	44,160,665	-10.1
Domestic	28,116,549	32,642,987	-13.9
International	11,562,665	11,517,678	0.4

LOAD FACTOR (%)	78.6	76.0	2.6	PTS
ENPLANEMENTS	30,103,774	34,460,818	-12.6

US Airways Express Piedmont
Airlines, PSA Airlines & US
Airways’ MidAtlantic Division

	2006	2005	% Change
REVENUE PSGR MILES (000)	207,674	298,833	-30.5
Domestic (includes Caribbean)	207,674	298,833	-30.5

AVAILABLE SEAT MILES (000)	310,655	468,432	-33.7
Domestic (includes Caribbean)	310,655	468,432	-33.7

LOAD FACTOR (%)	66.9	63.8	3.1	PTS
ENPLANEMENTS (includes Caribbean)	719,251	822,502	-12.6

YEAR-TO-DATE	2006	2005	% Change
REVENUE PSGR MILES (000)	2,295,548	2,948,210	-22.1
Domestic	2,295,548	2,948,210	-22.1

AVAILABLE SEAT MILES (000)	3,351,362	4,659,870	-28.1
Domestic	3,351,362	4,659,870	-28.1

LOAD FACTOR (%)	68.5	63.3	5.2	PTS
ENPLANEMENTS	7,435,049	7,963,240	-6.6

*	US Airways Express also includes data for US Airways’ MidAtlantic division through May 27, 2006.
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of October:
•	Accrued $12 million for the employee profit sharing plan making the yearly total $48 million.

•	Continued to reduce fares in appropriate markets implementing fare reductions in 39 markets primarily for the Charlotte and Philadelphia hubs as well as 22 markets from Huntington, W.V. In total fares in over 300 markets have been streamlined and reduced through the airline’s customer-friendly pricing structure introduced this year.

•	Completed facilities redesign at Louis Armstrong New Orleans International Airport. Investments and repairs totaling over $900,000 were made over the past year due to usual wear and tear and the effects of Hurricane Katrina. The airline deployed the latest technology, millwork, passenger-flow modifications and new branding throughout the facility.
     America West and US Airways report combined operational performance numbers to the Department of Transportation. For the month of October 2006, US Airways will report a domestic on-time performance of 74.6 percent and a completion factor of 99.1 percent.

     US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2006, which is available at www.usairways.com.
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